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                                                                    EXHIBIT 99.4

                           TELEPORT SERVICE AGREEMENT

This Teleport Service Agreement ("TSA" or "Agreement"), effective as of this 18th day of April, 2005 (the "Effective Date"), is by and between dbsXmedia, Inc., a corporation organized and existing under the laws of Delaware, having an office at ___________________ ("Customer"), and Loral Skynet Network Services, Inc., a corporation organized and existing under the laws of Delaware, having its principal office at 2440 Research Blvd. Rockville, MD 20850 ("Loral Skynet").

                                                    WITNESSETH:

WHEREAS, contemporaneously with the execution hereof, Loral Skynet and certain Loral Skynet-affiliated companies (the "Loral Parties") have entered into a contract with Customer (the "Asset Purchase Agreement") governing the transfer to Customer of certain assets relating to Loral Skynet's Business Television ("BTV") service including without limitation certain BTV equipment ("Equipment") and BTV customer contracts (the "BTV Contracts");

WHEREAS, Customer desires to purchase, and Loral Skynet desires to sell, certain BTV services as well as certain satellite capacity on the Telstar 12 satellite ("T12" or "Telstar 12") and to re-sell satellite capacity on the Intelsat Americas 6 satellite ("IA-6") in order to allow Customer to continue providing service under said BTV Contracts;

NOW, THEREFORE, Customer and Loral Skynet, in consideration of the mutual covenants expressed herein, agree as follows:

Section 1.  Services

A. Customer hereby orders, and Loral Skynet agrees to provide, the following services (collectively, the "Services"):

      (1) Transport via Loral Skynet's Network Services Infrastructure BTV content from Loral Skynet's United States Point of Presence ("PoP"), currently procured from Vyvx on a location in New York City (the "NYC POP"), to the Loral Skynet Mount Jackson Teleport ("Mt. Jackson"). The capacity of this transport will be consistent with that required to utilize the 12 MHz of space segment (minus no more than 1,024 kbps reserved for Loral Skynet's provision of SkyReach P100 services (the "Shared Capacity")) provided on IA-6 for BTV programming referenced in Section 1.A(6) below. Loral Skynet shall continue to provide two (2) channels from the NYC POP to Mt Jackson, and one (1) transmit channel from Mt. Jackson to the NYC POP, all of which shall be for the exclusive use of Customer, which agrees that it shall be responsible for the scheduling of all traffic on such infrastructure directly with Vyvx and shall be responsible for payment of standard hourly Vyvx rates associated with such usage. Loral Skynet agrees not to alter the path/infrastructure or uplink power configuration in use by Customer without Customer's prior written consent, which shall not be unreasonably withheld. Loral Skynet agrees that any costs reasonably incurred by Customer or its end users as a direct consequence of Loral Skynet's implementation of a Customer-approved path/infrastructure change will be paid by Loral Skynet.


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      (2)   Transport via Loral Skynet's  Network  Services  Infrastructure  BTV
            content from Loral Skynet's two European Points of Presence ("PoP"), currently located in London, to the Loral Skynet Mount Jackson Teleport. The capacity of this transport will be consistent with that required to utilize the 15.5 MHz of space segment provided on Telstar 12 for BTV programming referenced in Section 1.A(6) below. Loral Skynet agrees not to alter the path/infrastructure in use by Customer without Customer's prior written consent, which shall not be unreasonably withheld. Loral Skynet agrees that any costs reasonably incurred by Customer or its end users as a direct consequence of Loral Skynet's implementation of a Customer-approved path/infrastructure change will be paid by Loral Skynet.

      (3) Reception via receive antennas installed and operational at Mt. Jackson as of the Effective Date hereof, of BTV content from satellites that Customer engages for contribution backhaul of this BTV content.

      (4) Interconnection of the received BTV content, either from Loral Skynet's Network Services Infrastructure or satellite reception as described in (1), (2), and (3) above, to Loral Skynet's and Customer's BTV equipment.

      (5) Generation of the necessary PowerVu, Nagra, and DVB transport streams to continue with transmission of the T12 and IA-6 BTV transport streams and carriers in the existing formats.

      (6) Uplinking service of an approximate 15.5 MHz BTV carrier to Telstar 12 and an approximate 12 MHz BTV carrier to IA-6. The IA-6 carrier will be shared with the Shared Capacity. In the event Loral Skynet should during the term of this Agreement cease using the Shared Capacity for SkyReach P100 services, Loral Skynet shall send written notice to Customer (the "RFR Notice") offering Customer the right of first refusal, exercisable by written notice delivered to Loral Skynet within thirty (30) days of the date of the RFR Notice, to purchase the Shared Capacity at the then-current per-kilobit rate Customer is paying for the remainder of the 12 MHz of IA-6 capacity. If Customer fails to send timely response to the RFR Notice or otherwise declines to exercise its right of first refusal, then Loral Skynet may put the Shared Capacity to any use that is consistent with this Agreement. In addition, for so long as it causes no material operational impact to Customer's provision of services to its customers, Customer agrees that Loral Skynet may use the Shared Capacity to broadcast its own internal "Video Town Hall Meetings" to its employees; provided, however, that if such Loral Skynet broadcasts should cause material operational impact, upon written notice from Customer, Loral Skynet shall cease using the Shared Capacity for such internal broadcasts.


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      (7)   The  necessary  equipment  operation at Mt.  Jackson,  not including conditional access configuration and authorization, to support BTV program transmission.

      (8) The necessary equipment operation, redundancy, repair, and maintenance to achieve an aggregate service availability of 99.5% or greater, as measured between the service demarcation points defined in Section 6 below, and not including outages attributable to:

            (a)   planned maintenance windows;

            (b) Customer's equipment, or Customer's provided portion of the BTV service;

            (c) Force Majeure causes, including, but not limited to, adverse weather conditions, meteorological disturbances, atmospheric disturbances, and sun outages.

      (9) Co-location Services for Customer-provided equipment at Loral Skynet's satellite teleport facility in Mt. Jackson, (the "Uplink Facility"), pursuant to the conditions set forth in Exhibit A hereto.

      (10) Up to 100 hours per calendar month of labor at the Uplink Facility, or such other Loral Skynet facility engaged in providing the satellite uplink to support Customer's provision of BTV service to its customers, including tape playout, standards conversion, content switching and headend operation. Labor hours in excess of 100 per calendar month will be billed one hundred twenty-five dollars ($125.00) per hour. If Customer requests that Loral Skynet provide such services using more than one person, then labor hours will be amortized and/or billed on a per-person, per-hour basis.

      (11) Non-Preemptible, non-protected Ku-Band satellite space segment capacity, as follows: (a) 12 MHz Ku-band satellite capacity on IA-6, located at 93(degree)W (b) 15.5 MHz Ku-band satellite capacity on T12 located at 15(degree)W.

B. Customer may request that Loral Skynet provide additional uplink service and or satellite capacity by submitting a written request therefor to
      Loral Skynet at least sixty (60) days prior to the anticipated commencement date for such additional services, or less if required by circumstances and agreeable to Loral Skynet. If Loral Skynet agrees to provide such additional services to Customer, the parties shall execute an addendum to this Agreement setting forth the price, nature, and term of such additional service, as well as any other provisions thereof that may differ from the terms and conditions under which the Service is provided hereunder.

Section 2.  Customer Responsibilities

To enable Loral Skynet to perform the Services described in Section 1 above, Customer shall provide during the term of this Agreement, and at its sole expense, the following:

      (1) Ordering, provisioning, and delivery of BTV content to Loral Skynet's United States and European Points of Presence, or to Loral Skynet's Mount Jackson Teleport via satellite downlink.

      (2) A Client software interface system for the Customer to access electronically Customer's Scientific Atlanta PowerVu and Nagra Nagravision conditional access systems in Mount Jackson.


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      (3)   Use of the  Client  software  interface  specified  in (2)  above to manage and manipulate the conditional access systems for the purpose of authorizing and de-authorizing all BTV receivers for each BTV program. Loral Skynet shall have no responsibility or involvement
            for  BTV  receiver   authorization  or  conditional   access  system
            configuration for each BTV program transmission.

Section 3.  Term and Termination

A. This Agreement shall take effect as of the date first written above when it has been executed on each of two copies by duly authorized representatives of each party hereto. The "Term" shall commence on the Effective Date and continue for a period of two years. By written notice to Loral Skynet delivered not less than thirty (30) days before the expiration of the initial term or any renewal term hereof term hereof, Customer may request extension of the term of this Agreement for twelve
      (12) additional months under the same terms and conditions contained herein except price, which shall be at Loral Skynet then-current market prices.

B. Failure by Customer (i) to meet its obligations under this Agreement, (ii) to comply with any laws or regulations of any applicable government authority in connection with the service or its use, or (iii) to meet its obligations under the Asset Purchase Agreement, or failure by Customer's parent company, Ariel Way, Inc., (i) to meet its obligations pursuant to its guarantee issued in connection with the Asset Purchase Agreement, or
      (ii) to meet its obligations under the terms of the Asset Purchase Agreement, shall in each case constitute an event of default by Customer hereunder. In the event of such default, Loral Skynet may terminate this Agreement on three (3) days written notice to Customer at any time, and require Customer to pay immediately to Loral Skynet as liquidated damages for default of this Agreement and not as a penalty the entire remaining amounts due under the Agreement, plus all other charges, fees and payment obligations that accrued through the date of Customer's default, together with all other costs and expenses of collection including reasonable attorneys' fees. Nothing shall preclude Loral Skynet pursuing any other remedies available at law or in equity.

Section 4.  Fees, Deposit, Payment and Credits

A. In consideration for the services provided pursuant to Section 1 above, Customer will pay to Loral Skynet a fee of $150,000.00 per month for the term hereof, subject to credits for service outages as set forth in
      Section 6 below, and to credits issued in connection with the transition of the BTV Contracts from Loral Skynet to Customer as set forth in Section 4.D below. A deposit equal to one month's fee will be due and paid on the date of execution of this Agreement.

B. Loral Skynet will invoice for calendar months, in the first week of the month for which payment is due. For partial-months occurring at the beginning or ending of this TSA, Loral Skynet will prorate the monthly fee using a thirty (30) day month. All invoices will be due Net Thirty (30) days from date of invoice. Payments shall be made according to the payment instructions included on each invoice, and shall be considered paid upon receipt of collected funds by Loral Skynet. All fees associated with the payment of an invoice are the responsibility of Customer. All payments shall be made in U.S. dollars via wire transfer to the following account:


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      Account name:       Loral Skynet Network Services, Inc.
      Account No.:        3916343900

      ABA No.:            052001633
      Bank Name:          Bank of America, 10 Light Street, 15th Floor,
                          Baltimore, MD 21202-2791

C. Payment of the charges set forth in this Agreement entitles Customer to receive only the services expressly described in this Agreement as being covered by such charges, and all other extra or additional services which Customer may wish to obtain from Loral Skynet shall be supplied to Customer at prices and on such other terms as may be agreed to between the parties. Customer is responsible and obligated to pay for its contracted services from Loral Skynet in the event of interruption or termination of the service due to failure or loss of satellite or telephone or data capacity, subject to the provisions of Section 6 (Service Availability) below.

D. Customer shall receive credits ("Revenue Credits") against its monthly invoices according to the following plan:

      (1) For each Existing Customer, as that term is defined below, the revenue billed for the calendar month previous to the month in which this TSA is executed shall be subtracted from the revenue billed in the second calendar month after the month in which this TSA is executed. By way of explanation, the later month of revenue measurement will occur three (3) months after the earlier month of revenue measurement. For each Existing Customer, this revenue subtraction will produce a "Delta Revenue." For purposes of determining Delta Revenue, ad hoc revenue and revenue that is not required by a BTV Contract will not be included in the calculations. With respect to an Existing Customer whose contract has not been assigned to Customer pursuant to the Asset Purchase Agreement, for so long as the Loral Parties are in compliance with the arrangements set forth in the Asset Purchase Agreement with respect to the treatment of unassigned contracts, revenue from such contract shall be included in the calculations.

      (2) If the Delta Revenue for any Existing Customer is negative, Revenue Credits will be issued as follows:

            (a) If the negative Delta Revenue occurred because an Existing Customer did not renew an expiring contract (but excluding any non-renewal resulting from such Existing customer moving to a 100% terrestrial platform), then the Revenue Credit will be 25% of the Delta Revenue resulting from such non-renewal. Subject to the caps described below, Customer will be granted a Revenue Credit in such amount for a period of three months. For example, if the Delta Revenue is negative $10,000, then Customer would receive a Revenue Credit of $2,500 per month for three months.

            (b) If the negative Delta Revenue occurred because an Existing Customer terminated the applicable contract prior to the schedule termination date (other than by reason of default on the part of Customer or a termination resulting from the Existing Customer moving to a 100% terrestrial platform), then the Revenue Credit would be 50% of the Delta Revenue resulting from such termination. Subject to the caps described below, Customer would be granted a revenue Credit in such amount for a period of six (6) months.


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      (3)   Notwithstanding the foregoing,  in no event will the Revenue Credits exceed $63,000 in the aggregate in any given month or $250,000 in total.

      (4) For the purpose of this Section 4.D, Existing Customers mean those customers identified in the Asset Purchase Agreement as constituting the customers whose contracts are Purchased Assets.

Section 5.  Taxes

Customer will be financially responsible for paying all Taxes relating to the Services or to amounts payable by Customer to Loral Skynet, whether or not such Taxes are actually charged or separately stated by SKYNET. For the purposes of this Section 5, the term "Tax" or "Taxes" means all federal state, local, foreign, tribal, and/or provincial taxes, charges, fees, levies, imposts, duties, tariffs, surcharges, and/or other assessments (including, without limitation, sales, use, transfer, gross receipts, excise, withholding, Universal Service Fund assessments or any similar charges or assessments, value added, goods and services, government and/or signatory "mark-up" on space segment), and all taxes, charges, fees, levies, imposts, duties, tariffs, surcharges, or other assessments placed by, or replacing, any of the above, or other tax or governmental fee of any kind whatsoever imposed by any governmental authority, including any interest or penalties or additions thereto, whether disputed or not. Provided, however, the term Tax or Taxes shall not include any taxes imposed on Loral Skynet's real or personal property or net income. Customer shall provide Loral Skynet with all applicable certificates of waiver, exemption, relief, or evidence of waiver, exemption or relief required by any federal, state, local or foreign Tax authority as proof that Loral Skynet would be relieved of its obligation to charge Customer Tax in connection with this Agreement.

Section 6.  Service Availability

A. Loral Skynet will not monitor the transmission of Customer's programming for compliance with FCC rules and regulations or for any other purpose other than transmission integrity assurance.

B. Availability of the services described in Section 1 of this Agreement shall be 99.5%, as measured between the service demarcation points:
      Content Acquisition PoPs (currently New York; BT-London; and Braham Street, London) and the transmitted downlink BTV signal from either IA-6 or T12, except for interruptions or other problems in service due in whole or in part to any of the following:

            (1) Any act or failure to act of the Customer or customer's end user(s);

            (2) Outages attributable to Customer's equipment, or Customer's provided portion of the BTV service;

            (3) Any downtime or other interruption of facilities or services not provided by Loral Skynet to Customer as part of the services described in Section 1;
            (4) Any planned downtime at Loral Skynet facilities for maintenance;


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            (5)   Any conditions of force majeure, as defined in Section 9

C. Service Credit. Subject to the conditions of Section 6.B, above, if Loral Skynet fails to transmit Customer's circuit for an aggregate amount of time exceeding 0.1% in any calendar month, for reasons other than those attributable to Customer's failure to meet its obligations hereunder, Loral Skynet's sole and total liability and Customer's exclusive remedy shall be limited to Customer receiving a Service Credit equal to 0.5% of the monthly invoice amount for each 0.1% that a given month's service drops below 99.5%, provided that in no event shall the Service Credit exceed the monthly invoice amount. Further, the Service Credit applies only to that portion of the service that was unavailable as defined herewith: For the purpose of computing and issuing a Service Credit for monthly unavailability, the availability shall be computed and credited separately for each of two paths: a London - Telstar 12 Path (L-T12) and a New York - IA-6 path (NY-IA6). For each of these paths, the service demarcation points shall be the Skynet network ingress point at London or New York and the transmitted downlink BTV signal from either Telstar 12 or IA-6. The service availability shall be measured on each path between the ingress (London or New York connection to Skynet network) and egress (Telstar 12 or IA-6 downlink) demarcation points. For the L-T12 path, a Service Credit will be issued at a rate of 0.5% of the monthly amount of $92,100 for each 0.1% that a given month's availability drops below 99.5%, capped each month at $92,100. For the NY-IA6 path, a Service Credit will be issued at a rate of 0.5% of the monthly amount of $57,900 for each 0.1% that a given month's availability drops below 99.5%, capped each month at $57,900. Loral Skynet shall have no liability beyond the Service Credits described herein for any failure to so transmit for an aggregate time of 99.5.% or less in any calendar month. Notwithstanding the foregoing, in the event that availability of the satellite uplink transmission system falls below 95% in any given month, Customer shall have the right to terminate this Agreement without any termination liability except for its obligation to other pay for the service provided by Loral Skynet prior to the effective date of such termination.

D. Fault Repair and Notification. Customer and Loral Skynet shall report problems with the service to the respective master control centers. Customer and Loral Skynet will mutually agree upon a discrepancy report that will be used to document such incidents

Section 7.  Warranty

Except as expressly provided herein, Loral Skynet makes no representation or warranty, express or implied, with respect to the services to be provided pursuant to this Agreement, including without limitation any warranty of fitness for a particular purpose or use or merchantability. The remedies provided herein constitute the exclusive remedies in the event such warranties are breached as determined by a court of law of competent jurisdiction or as otherwise mutually agreed by the parties.

Section 8.  Limitation of Liability

Except as set forth in Section 6 hereinabove, Loral Skynet shall not be liable for any claims, losses, liabilities, direct damages, costs and expenses, including attorneys' fees, arising out of Loral Skynet's failure to transmit Customer's programming. In no event will Loral Skynet be liable for any damages any kind, regardless of the cause of action, in excess of amounts paid by CUSTOMER to SKYNET in connection with SKYNET's provision of the service hereunder or for any incidental, indirect, special, or consequential damages, or for lost profits, savings, or revenues of any kind occasioned by any cause whatsoever, whether foreseeable or not, or whether it has been advised of the possibility of such damages.


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Section 9.  Force Majeure

Loral Skynet shall not be liable for any delay or failure in performance hereunder arising out of or resulting from causes beyond its reasonable control including, but not limited to, acts of God; fire; flood; adverse weather conditions; meteorological or atmospheric occurrences or disturbances (including, but not limited to, sun outages) or other natural events; externally-caused interference; acts of government (including, but not limited to, any law, rule, order, regulation or direction of any applicable government, civil or military authority); national emergencies; insurrections; riots; acts of war; civil disorder; quarantine restrictions; or embargoes (any one an event of "Force Majeure"). When SKYNET's delay or non-performance continues for a period of at least fifteen (15) days, CUSTOMER may terminate this Agreement at no charge.

Section 10.  Third Party Requirements

A. The parties acknowledge and agree that, in providing satellite transmission services, Loral Skynet will be required to operate in accordance with the practices and procedures of the carrier from whom satellite transponder space or other transmission facilities are utilized. To the extent such carrier practices and procedures are inconsistent with the terms of this Agreement, such practices and procedures will control Loral Skynet's performance hereunder, or as long as following such carrier practices and procedures is within SKYNET's capabilities, except as otherwise required as set forth in Section 10.B below. Customer represents that such practices and procedures are the carrier's standard practices and procedures for the accessed satellite.

B. The satellite uplink transmission services to be provided by Loral Skynet under this Agreement are subject to regulation by the FCC. Throughout the term of this Agreement, Loral Skynet will obtain and keep current all licenses, permits and other approvals of the FCC or other governmental bodies required to perform such services. Performance under this Agreement will at all times comply with the rules and regulations of the FCC, and to the extent they are inconsistent with the terms of this Agreement, such rules and regulations will control Loral Skynet's performance hereunder.

Sectin 11. Indemnity

A. Customer will indemnify and hold Loral Skynet harmless from and against any and all claims, losses, liabilities, direct or consequential damages, costs and expenses, including reasonable attorneys' fees, arising out of or related to the content of Customer's programming or other material furnished by Customer hereunder, including without limitation any claim for libel, slander or infringement of copyright and/or in connection with Customer's equipment. This indemnification shall survive any termination of this Agreement.


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B.    Except in relation  to claims for which  Loral  Skynet has the right to be indemnified  in Section 11.A above,  Loral Skynet will  indemnify and hold
      Customer   harmless   from  and  against  any  and  all  claims,   losses,
      liabilities, damages, costs and expenses, including reasonable attorneys' fees, arising out of or relating to the activities of Loral Skynet or its agents and employees in transmitting Customer's circuit, including but not limited to failure to maintain necessary licenses or interference with a third party's transmissions. This indemnification extends only to Loral Skynet's actions in transmitting Customer's circuit, and does not in any way affect the limitation on Loral Skynet's liability set forth in Section 8 of this Agreement. This indemnification shall survive any termination of this Agreement.

Section 12. Independent Contractors

Neither party has any authority to make any statement, representation, warranty or other commitment on behalf of the other party, and this Agreement does not create any agency, employment, partnership, joint venture or similar relationship between the parties, it being understood that Loral Skynet shall perform all services hereunder as an independent contractor.

Section 13. Assignment Clause

Neither party may assign any rights or obligations under this Agreement without the prior written consent of the other party, such consent not to be unreasonably withheld, provided, however, that either party may assign its rights hereunder without the consent of the other party to any entity with which it may be merged or consolidated or which acquires all or substantially all of its assets, provided that any entity acquiring assets agrees in writing to assume all of the obligations of Customer or Loral Skynet as the case may be, under this Agreement.

Section 14. Non Disclosure

A. Customer shall not in any way or in any form publicize or advertise any manner the fact that it is obtaining services from Loral Skynet pursuant to the Agreement, without the express written approval (which shall not be unreasonably withheld) of Loral Skynet, obtained in advance, for each item of such advertising or publicity. The foregoing prohibition shall include but not be limited to news releases, letters, correspondence, literature, promotional materials or displays of any nature or form. Each request for approval hereunder shall be submitted in writing to the representative designated in writing by Loral Skynet; and approval, in each instance, shall be effective only if in writing and signed by said representative. Notwithstanding the foregoing, Customer may refer to the fact that it is securing services from Loral Skynet without Loral Skynet's prior approval so long as such statements are limited to a statement of such act and are not an endorsement of any product or service by Loral Skynet.

B. Loral Skynet shall not in any way or in any form publicize or advertise in any manner the fact that it is providing services to Customer pursuant to the Agreement, without the express written approval (which shall not be unreasonably withheld) of Customer, obtained in advance, for each item of advertising or publicity. The foregoing prohibition shall include but not be limited to news releases, letters, correspondence, literature, promotional materials or displays of any nature or form. Each request for approval hereunder shall be submitted in writing to the representative designated in writing by Customer; and approval, in each instance, shall be effective only if in writing and signed by said representative. Nothing herein shall prevent Loral Skynet from providing the FCC or any other governmental agency, information concerning the Agreement as required by Law or in response to a request for information by such Governmental Agency. Notwithstanding the foregoing, Loral Skynet may refer the fact that it is providing the service to Customer without Customer's prior approval so long as such statements are limited to a statement of such fact and are not an endorsement of any product or service by Customer.


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C.    The Agreement shall be kept strictly  confidential,  except for disclosure
      (1) to the extent required by the law or legal process, in which case the parties shall seek confidential treatment of the document and the information contained herein, (2) as a part of normal accounting and auditing procedures, (3) to each party's parent company, or (4) to a bona fide potential purchaser of the applicable business, investment bankers and bona fide potential or actual lenders, provided any such party shall have agreed to keep the Agreement confidential pursuant to an agreement containing terms substantially similar to those in Section 14 (Non Disclosure).

Section 15. Waiver

No waiver of any breach of this Agreement shall constitute a waiver of any other breach of the same or any other provision of this Agreement, and no waiver shall be effective unless made in writing. In the event that a court of competent jurisdiction shall judge any provisions of this Agreement illegal or unenforceable, such provision shall be severed and the entire Agreement shall not fail but the balance of the Agreement shall continue in full force and effect.

Section 16.  Notice Clause

All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by one party to the other party pursuant to this Agreement (except as otherwise specifically provided in this Agreement) shall be in writing and shall be delivered by confirmed facsimile, confirmed overnight mail, by hand or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to CUSTOMER:   dbsXmedia
                                    [TBD by Closing Date]
                                    City, State
                                    Attention:  David Howgill
                                    Phone:
                                    Fax:

                  Billing Contact:  dbsXmedia
                                    [TBD by Closing Date]
                                    City, State
                                    Attention:  David Lauterbach
                                    Phone:
                                    Fax:


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                                                                  Execution Copy

                  If to SKYNET:     Loral Skynet
                                    500 Hills Drive
                                    Bedminster, NJ  07921
                                    Attention:  Client Services
                                    Phone:  908-470-2362
                                    Fax:  908-470-2459

                  with a copy to:   Loral Skynet
                                    500 Hills Drive
                                    Bedminster, NJ  07921
                                    Attention:  Director, Contracts
                                    Phone:  908-470-2375
                                    Fax:  908-470-2453

Either party may designate by notice in writing a new address or addressee, to which any notice, demand, request, or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication shall be deemed sufficiently given, served or sent for all purposes three (3) days after depositing such notice in the United States Mail or one (1) day after delivery to a nationally recognized overnight courier for overnight delivery if such notice is properly addressed and the appropriate fee is prepaid, and the same day as hand delivered or faxed with confirmation.

Section 17. Governing Law

This Agreement, and any instrument or agreement required under this Agreement, shall be governed by and construed under the laws of the State of New York, without giving effect to its conflict of laws principles.

Section 18. Jurisdiction

The parties to this Agreement hereby submit to the jurisdiction of the Bankruptcy Court and the courts of the State of New York. The parties agree that the Bankruptcy Court shall be the exclusive forum for enforcement of the Agreement until the closing of Sellers' chapter 11 cases, and to adjudicate, if necessary, any and all disputes with respect thereto; provided that if the Bankruptcy Court determines that it does not have subject matter jurisdiction over any action or proceeding arising out of or relating to the Agreement then such actions or proceedings shall be submitted to arbitration as set forth in
Section 19 of this Agreement.

Section 19. Arbitration

Subject to Section 18 of this Agreement, the parties agree and acknowledge that any and all disputes, disagreements, or controversies arising from or in connection with this Agreement shall be submitted to arbitration. If a dispute arises out of or relates to this Agreement, or its breach, and the parties have not been successful in resolving such dispute through negotiation, then within thirty (30) days of such negotiation, the parties agree to submit the dispute to final and binding arbitration under the Rules of Conciliation and Arbitration of the American Arbitration Association (AAA). Where the amount in controversy is one million dollars ($1,000,000.00 USD) or less, the arbitration will be conducted by a sole arbitrator agreed upon by the parties. Where the amount in controversy exceeds one million dollars ($1,000,000.00 USD), the arbitration


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will be conducted by a three (3) arbitrator panel, with each party selecting one
(1) arbitrator and the third being chosen by the AAA. The arbitration shall be conducted under the procedural rules of the AAA in effect on the date of this Agreement. The arbitrator(s) shall apply the substantive (not the conflicts) law of the State specified in Section 17 ("Governing Law") above. The arbitrator(s) may not limit, expand or otherwise modify the terms of this Agreement or award exemplary or punitive damages or attorney's fees. The arbitration, including arguments and briefs, shall be in the English language and the arbitration shall take place in New York, New York. The award shall be in United States dollars. Judgment upon the award rendered in the arbitration may be entered in any court having jurisdiction thereof. Each party shall bear its own expenses (including attorney's fees) and an equal share of the costs of the arbitration. The parties, their representative, other participants and the arbitrator(s) shall hold the existence, content and result of the arbitration in confidence. Nothing in this Section 18 ("Arbitration") shall be construed to preclude any party from seeking injunctive relief in order to protect its rights pending arbitration. A request by a party to a court for such injunctive relief shall not be deemed a waiver of the obligation to arbitrate.

Section 20. Infringement

No license under patents (other than the limited license to use) is granted by Loral Skynet or shall be implied or arise by estoppel, with respect to any service offered under this Agreement. Loral Skynet will defend Customer against claims of patent infringement arising solely from the use by Customer of services offered under this Agreement and will indemnify Customer for any damages awarded based solely on such claims.

Section 21. Counterparts

This Agreement may be executed in two identical counterparts; and the signature of each party shall appear on each counterpart. Either counterpart shall constitute an original, binding version of this Agreement. Facsimile signatures shall be considered valid signatures as of the date hereof, although the original signature pages shall thereafter be appended to this Agreement.

Section 22. General

A. Customer and Loral Skynet acknowledge that they have read this entire Agreement and that this Agreement constitutes the entire understanding and contract between the parties hereto, and supersedes any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof, all of which are merged herein. This Agreement shall not be modified, amended or any way altered except by an instrument in writing signed by both of the parties hereto.

B. This Agreement shall bind, and insure to the benefit of, the parties hereto and their respective successors and permitted assigns.


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
                                                                  Execution Copy

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers at the places and on the dates set forth below.

dbsXmedia, Inc.                              Loral Skynet Network Services, Inc.

By:                                          By:
    ------------------------------                ------------------------------

Its:                                         Its:
     -----------------------------                 -----------------------------

Date:                                        Date:
      ----------------------------                  ----------------------------


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                                                                  Execution Copy

                                    Exhibit A

                                CO-LOCATION TERMS

1.    Permissible Use And Relocation Provisions.

(a) Customer may use the space only for the purposes of locating, operating, and maintaining the Customer Equipment used for originating and/or terminating telecommunications, data or video transmissions.

(b) In connection with the space made available hereunder, Loral Skynet shall perform services that support the overall operation of the Facility (e.g., janitorial services, environmental systems maintenance, and power plant maintenance) at no additional charge to Customer. However, Customer is required to maintain the space in an orderly manner and shall be responsible for the removal of trash, packing, cartons, etc. from the space. Further, Customer shall maintain the space in a safe condition, including but not limited to, complying with the prohibition against storing combustible materials in the space. Customer shall be granted access, during the normal operating hours of the Facility, to Customer equipment located at the Facility, upon telephone or written request providing forty-eight (48) hours notice, unless emergency circumstances reasonably require Customer to access its equipment on shorter notice or at other hours. If such emergency circumstances require access at times when the Facility is not staffed, each hour outside of the Facility's normally staffed hours that Loral Skynet personnel make the Facility available to Customer shall count as one hour of labor pursuant to Section 1(A)(10) of this Agreement.

(c) Customer acknowledges that it has been granted only a license to occupy the space and that it has not been granted any real property interests in the space.

2.    Term Of Agreement, Termination And Renewal.

(a) Customer's license to occupy the space is effective on the date of the TSA and extends for a period ending thirty (30) days after the expiration of the Term, including any renewals (the "License Term").

(b) In no event shall the License Term extend beyond the term of Loral Skynet's lease of the Facility in which the space is located.

(c) The license to occupy the space granted herein is contingent on the election by Loral Skynet to continue to own or lease the Facility in which the space is located for the duration of the TSA.

(d) Upon termination or expiration of the License Term, Customer agrees to remove the Customer Equipment and other property that has been installed by Customer or Customer's agents. In the event such Customer Equipment or property has not been removed within thirty (30) days of the effective termination or expiration date, the Customer Equipment shall be deemed abandoned and Customer shall lose all rights and title thereto.

(e) In the event the Facility becomes the subject of a taking by eminent domain by any authority having such power, Loral Skynet shall have the right to terminate the license granted hereunder. Loral Skynet shall attempt to give Customer reasonable advance notice of the removal schedule. Customer shall have no claim against Loral Skynet for any relocation expenses, any part of any award that may be made for such taking or the value of any unexpired term or renewal periods that results from a termination by Loral Skynet under this provision, or any loss of business from full or partial interruption or interference due to any termination. However, nothing contained in the TSA shall prohibit Customer from seeking any relief or remedy against the condemning authority in the event of an eminent domain proceeding or condemnation that affects the space.


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3.    Additional  Terms  Governing Use Of  Co-location  Space:  Installation  Of
      Customer Equipment.

(a) Before beginning any delivery, installation, replacement or removal work, Customer must obtain Loral Skynet's written approval of Customer's choice of suppliers and contractors. Loral Skynet may reasonably request additional information before granting approval and may reasonably require scheduling changes and substitution of suppliers and contractors as conditions of its approval. Approval by Loral Skynet is not an endorsement of Customer's supplier or contractor, and Customer will remain solely responsible for the selection of the supplier or contractor and all payments for construction work.

(b) Customer shall not make any construction changes or material alterations to the interior or exterior portions of the space, including any cabling or power supplies for the Customer Equipment, without obtaining Loral Skynet's prior written approval for Customer to have the work performed or have Loral Skynet perform the work. Loral Skynet reserves the right to perform and manage any construction or material alterations within the Facility and space areas at rates to be negotiated between the parties hereto.

(c) Customer's use of the space, installation of Customer Equipment and access to the Facility shall at all times be subject to Customer's adherence to generally accepted industry standards, rules of the landlord for the building in which the space is located, and reasonable rules of conduct established by Loral Skynet for the Facility. Customer agrees not to erect any signs or devices to the exterior portion of the space without first obtaining Loral Skynet's written approval.

(d) Loral Skynet shall not arbitrarily or discriminatorily require Customer to relocate the Customer Equipment; however, Loral Skynet reserves the right to change the location of the space or the Facility to a site which shall afford comparable environmental conditions for the Customer Equipment and comparable accessibility to the Customer Equipment, upon sixty (60) days prior written notice or upon such notice period as Loral Skynet deems reasonable in the event of an emergency. Customer and Loral Skynet will work together in good faith to minimize any disruption of Customer's services as a result of such relocation. All costs of relocating the Customer Equipment shall be borne by Loral Skynet, and Customer shall not be required to pay for the cost of improving the space to which the Customer Equipment may be relocated. Loral Skynet will relocate, to the extent necessary, only the cabling and construction that was installed by Loral Skynet or by Customer with Loral Skynet's consent.


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4.    Insurance.  Customer agrees to maintain, at Customer's expense, during the entire License Term: (i) Comprehensive General Liability Insurance in an amount not less than One Million Dollars ($1,000,000) per occurrence for bodily injury or property damage; (ii) Employer's Liability in an amount not less than Five Hundred Thousand Dollars ($500,000) per occurrence; and
      (iii) Worker's Compensation in an amount not less than that prescribed by statutory limits. Upon Loral Skynet's written request, Customer shall furnish Loral Skynet with certificates of insurance which evidence the minimum levels of insurance set forth herein and which name Loral Skynet as an additional insured.

5.    Limitation Of Liability.

(a) In no event shall either party hereto or any of its officers or employees be liable for any loss of profit or revenue by the other party or for any consequential, incidental, special punitive or exemplary damages incurred or suffered by the other party, nor for any loss of power or HVAC interruption, even if the first-mentioned party has been advised of the possibility of such loss or damage.

(b) Customer shall indemnify and hold harmless Loral Skynet, its officers and employees, servants, agents, affiliates and parent, from and against any and all claims, costs, expenses or liability arising out of Customer's use of the space or Customer's operation of the Customer Equipment within the space, except to the extent such claims, costs, expenses or liability proximately arise from Loral Skynet's misconduct, in which case Loral Skynet shall indemnify and hold Customer harmless.

(c) Each party shall be liable to the other for damage or loss to any property or persons if such damage or loss is caused by willful acts or omissions of such party or its officers, employees, servants, agents, affiliates or contractors or by the malfunction of any equipment supplied or operated by said party.


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